Exhibit

23.1  Consent of Rothstein Kass & Company, P.C.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Magna-Lab Inc. on Form S-8 of our report dated April 25, 2003, which appears in the Annual Report on Form10-KSB of Magna-Lab Inc. for the year ended February 28, 2003.


/s/ Rothstein Kass & Company, P.C.

Roseland, New Jersey
May 23, 2003